* Confidential treatment has been requested for certain portions of this exhibit.

                         EXCLUSIVE SPONSORSHIP AGREEMENT

         This Exclusive Sponsorship Agreement ("Agreement") is entered into as of February 28, 1998 (the "Effective Date") by and between Amazon.com, Inc., a Delaware corporation ("Amazon.com") with offices at 1516 Second Avenue, 4th Floor, Seattle, Washington 98 1 01 and iVillage, Inc., a Delaware corporation, ("iVillage") with offices at 170 Fifth Avenue, New York, New York 10010. Amazon.com and iVillage may be referred to generically as a "Party", or collectively as "Parties".

         WHEREAS, iVillage operates a site on the World Wide Web and America OnLine, which contains channels including but not limited to Parent Soup, ParentsPlace, Better Health and Armchair Millionaire as well as career, fitness & beauty, food, relationships and work from home channels (collectively the "Network").

         WHEREAS, Amazon.com seeks to drive Network users ("Users") to its World Wide Web site (the "Amazon.com Web site"), to acquire repeat customers, to increase book purchases focusing on lifestyle categories such as parenting, health, finance and career, and to reinforce the Amazon.com brand as the "Earth's Biggest Bookstore".

         WHEREAS, iVillage and Amazon.com now desire to enter into this Agreement whereby Amazon.com shall be an exclusive sponsor and retailer throughout the Network (the "Program") subject to the terms and conditions stated herein.

Section 1.  Exclusivity

         For the term of this Agreement and any subsequent renewal thereto, iVillage agrees that Amazon.com shall be the exclusive book sponsor and retailer, with respect to entities whose primary business is that of a book retailer, throughout the Network and that no advertising, links, promotional information or marketing materials for or relating to any of the entities listed in Exhibit A hereto or any other individual, entity or web site which derives more than ten percent (10%) of its annual gross revenue from the sales of books or magazines (whether in printed, audio, electronic or other format) or is primarily functioning or primarily known as a seller of books or magazines, shall be placed or displayed on the Network. In addition, iVillage will not (a) sell, or permit any other person or entity to sell, any books or magazines on the Network; or (b) use, or permit any other person or entity to use, all or any part of iVillage's customer information database to sell any books or magazines; provided, that such books or magazines are available from Amazon.com. Nothing herein shall (a) prevent an author or subject matter expert from discussing or promoting the sale of a particular book or magazine on the Network, provided that such author or expert does not recommend or promote the purchase of -such book or magazine from a specific party other than Amazon.com; or (b) prevent any other sponsor from selling books or magazines on its own web site, provided that the sale of such books or magazines is not promoted or referenced on the Network. In the event that iVillage produces or publishes any private label books, iVillage will offer Amazon.com the first right of refusal as to the ability to sell such books before such opportunity is offered to any third party. Amazon.com's sponsorship and exclusivity with regard to products other than books or magazines shall be determined on a case by case basis, whereby Amazon.com shall provide iVillage with written notice of any other products it seeks to include within the scope of this Agreement, and iVillage shall have sole discretion as to whether such other product(s) shall be included.

Section 2.  Term and Termination

        2.1 Term

        The initial term of this Agreement (the "Initial Term") shall commence on the Effective Date and shall continue for a period of twelve (12) months from the date that all of the Promotional Placements and Opportunities described in
Section 3 below are available on the Network (the "Implementation Date") unless terminated earlier or extended as provided herein. Promptly after the Implementation Date has occurred, the parties shall in good faith agree upon and document in writing such Implementation Date. Upon mutual agreement of the parties within no less than sixty (60) days prior to the expiration date of the Initial Term, the Agreement may be renewed for an additional twelve (12) month term (the "Renewal Term"). The Parties agree to discuss, in good faith, prior to the end of the Initial Term, the status of the relationship of the Parties and the terms of the Agreement. Notwithstanding the foregoing, if the parties agree to renew the Agreement, the terms of the Agreement, including without limitation the compensation terms stated in Section 7 below, shall remain in full force and effect without amendment. However, if prior to sixty (60) but no more than ninety (90) days before the expiration of the Initial Term, iVillage receives a bona fide offer from a third party to become the exclusive book sponsor and retailer throughout the Network on financial terms more advantageous to iVillage than those stated in Section 7 herein and provides Amazon.com with written notice and a copy of such offer, Amazon.com must notify iVillage in writing within thirty (30) days of receiving such notice whether it is willing to amend the Agreement to match the financial terms offered by such third party for the Renewal Term. If Amazon.com notifies iVillage that it is willing to renew the Agreement upon the amended financial terms, then those terms shall be applied to the Renewal Term, notwithstanding anything in this Agreement to the contrary. If Amazon.com does not notify iVillage that it is willing to amend the financial terms of the Agreement for the Renewal Term within thirty (30) days of receiving such notice, then iVillage shall have fifteen (15) days thereafter to give Amazon.com written notice to terminate this Agreement at the end of the Initial Term and may then enter into an Agreement with such third party on the amended terms offered to Amazon.com.

        2.2 Termination

        In the event of a material breach by either party of any term of this Agreement, the nonbreaching party may terminate this Agreement by written notice to the breaching party if the breaching party fails to cure such material breach within thirty (30) days of receipt of written notice thereof. Either party may terminate this Agreement effective upon written notice stating its intention to terminate in the event the other party (a) ceases to function as a going concern or to conduct operations in the normal course of business, or (b) has a petition filed by or against it under any state or federal bankruptcy or insolvency law which petition has not been dismissed or set aside within sixty (60) days of its filing.

         2.3 Survival

         Sections 9, 11, 12, 13, 15 and 16 hereof shall survive any termination of this Agreement.

Section 3. Promotion

         Throughout the term of this Agreement, and any extensions or renewals thereof, iVillage will provide links, advertisements and other promotional placements and opportunities to promote Amazon.com and its sponsorship of the Network (collectively the "Promotional Placements and Opportunities") in a manner to be agreed upon by the parties. The Promotional Placements and Opportunities provided by iVillage will at a minimum be no less prominent or frequent than those provided to any other Network sponsor or advertiser. The parties will cooperate in good faith to develop and implement such Promotional Placements and Opportunities and to maximize the effectiveness of all such Promotional Placements and Opportunities. The Promotional Placements and Opportunities as described herein shall be available on the Network no later than May 31 and shall include, without limitation, the following promotions:

         3.1 Book Club Sponsorship

                  3.1.1 iVillage shall create and make available a Network-wide Book Club ("Book Club") which shall be sponsored exclusively by Amazon.com and accessible from the ivillage.com home page located at the URL: http://www.ivillage.com. Members of the Network will be invited to become Book Club Members ("Book Club Members") and those who join the Book Club will be eligible for special promotional benefits including but not limited to book-related gifts and discounts from iVillage and Amazon.com. Book Club Members will also have the opportunity to submit questions to featured book authors. Amazon.com will cooperate with iVillage in the implementation of these and other special promotional premiums in connection with the Book Club, but will have no financial obligation to iVillage for such promotions. Subject to availability and budget, the Parties agree to work together to produce and promote co-branded premiums.

                  3.1.2 iVillage, its editors and producers, shall select book titles from the Ainazon.com library which shall be prominently featured in the Book Club throughout the Network ("Selected Titles") and shall provide a direct link to the Amazon.com Web Site for the purchase of such Selected Titles. Selected Titles may be works of fiction or non-fiction and it is anticipated that selection of Selected Titles may also be made by Book Club Members. iVillage shall select and feature those titles which concern subjects and/or issues that appeal to the Users and/or which have been published within 3 months of the date the title is featured and/or would appear on the Network for the first time anywhere online.

                  3.1.3 In connection with Selected Titles, iVillage shall post excerpts from featured authors and shall host message boards and chats to be moderated by a Book Club leader and to be accessed by Book Club Members.

                  3.1.4 iVillage shall also include a "Click here to buy from Amazon.com" icon to be placed throughout the Book Club areas of the Network which shall link Users to the Amazon.com Web site.

         3.2 Channel Book Lists

         Throughout the channels of the Network, iVillage shall promote reading lists ("Reading Lists"), on a rotating basis, of topic-specific titles which are appropriate for those given subchannels of the Network channel on which the Reading Lists are featured. The "Click here to buy from Amazon.com" icon will also appear in connection with the Reading Lists.

         3.3 Search Engine Integration

         iVillage shall fully integrate the Amazon.com database of available titles into an iVillage search database, resulting in identical queries being carried to both the iVillage search database and that of Amazon.com. When a User accesses the iVillage search engine, a "Click here to find Related Books" icon will appear as part of the search results, allowing a User to view a list of related titles for purchase. In addition, iVillage will reserve the key words listed in Exhibit B exclusively for Amazon.com and will display an Amazon.com banner (in addition to the Amazon.com "Click here to find Related Books" icon) whenever one of these key words is used in a search query of the iVillage site.

         3.4 Shopping

         iVillage shall prominently feature Amazon.com, its products and services, in its Shopping Channel, located at the URL http:Hwww.ivillage.com/shopping.htmi. During the term of this Agreement, Amazon.com shall be listed in the Shopping Channel with a branded button which shall link Users directly to the Amazon.com Web site.

         3.5 Newsletter

         Amazon.com will have the opportunity to include a promotional message of its choosing, subject to iVillage's reasonable approval, in at least one email newsletter per month (twelve (12) total newsletters per year) that iVillage will send to its email subscribers.

         3.6 Banner Advertising

         During the term of this Agreement, iVillage agrees to provide advertising banners that will run across the tops of the home pages of various channels within the Network. The advertising banners will permit recipients to navigate directly to a page on the Amazon.com Web Site selected by Amazon.com.

         3.7 Right of First Presentation and Promotion

         iVillage will present to Amazon.com an equal opportunity (prior to presenting the opportunity to any other sponsor or other third party) to participate in any new advertising, promotional or merchandising placement or activity on any Network service or other service that is wholly or partially owned by iVillage and/or any of its corporate parents or wholly or partially owned subsidiaries. Any such Amazon.com placements will come at no additional fixed costs to Amazon.com, but instead will earn referral fees in accordance with the schedule specified in Section 7 of this Agreement.

         iVillage will make a good faith effort to include Amazon.com whenever reasonably possible in its marketing campaigns (including without limitation any TV, radio, print, and online ads) and will work with Amazon.com to determine the method and content to be used in such marketing campaigns. iVillage will feature Amazon.com at least as prominently as any other sponsor in such marketing campaigns. Possible methods include selection and use of Amazon.com screenshots and/or logo where the iVillage bookclub and Amazon.com logo are visible, voice-over mentions of iVillage bookclub in association with Amazon-com, voice-over mentions of iVillage channel book lists in association with Amazon.com, or voice-over mentions of the Amazon.com / iVillage partnership when discussing iVillage features. Any such promotional placement featuring the Amazon.com brand will come at no additional cost to Amazon.com.

         3.8 Amazon.com Policies

         iVillage acknowledges that Users who purchase books through the Program will be deemed to be customers of Amazon.com and subject to all Amazon.com rules, policies and operating procedures concerning customer orders, customer service and books sales. Amazon.com may change its policies and operating procedures at any time. In addition, Amazon.com will provide commercially reasonable efforts to present accurate information with respect to any given book or Amazon.com program.

Section 4. Impression Guarantees

         4.1 In connection with each of the promotions listed below (as described in further detail in Section 3 above), iVillage guarantees to provide at least the following number of Impressions (as defined below) to Amazon.com during each of the Initial Term and the Renewal Term, if any (the "Impression Guarantees"):

    ------------------------------------------ ---------------------------------
               PROMOTION                              NO. OF IMPRESSIONS
    ------------------------------------------ ---------------------------------
    Book Club                                                [*]
    ------------------------------------------ ---------------------------------
    Search Engine Integration                                [*]
    ------------------------------------------ ---------------------------------
    Shopping                                                 [*]
    ------------------------------------------ ---------------------------------
    Banner Advertising                                       [*]
    ------------------------------------------ ---------------------------------
    Newsletter
                                                             [*]
    ------------------------------------------ ---------------------------------


         4.2 In the event that iVillage fails to meet the Impression Guarantees, then iVillage shall be required to either, at Amazon.com's option: (a) continue to provide the Promotional Placements and Opportunities until the guaranteed number of Impressions have been met, in which case the applicable term of this Agreement shall be extended, at no additional cost to Amazon.com, until such guarantees are met; or (b) cooperate in good faith with Amazon.com to develop and implement such other advertising or promotional placements as are acceptable to Amazon.com to "make good" the shortfall. In addition, if iVillage fails to meet the Impression Guarantees, Amazon.com may at any time thereafter terminate this Agreement upon thirty (30) days written notice.

         4.3 iVillage shall provide to Amazon.com on a quarterly basis, within thirty (30) days following the end of each calendar quarter, a written report signed by an authorized representative of iVillage showing in reasonable detail the number of Impressions delivered during such quarter. iVillage shall keep and retain, during the term of this Agreement and for a period of three years thereafter, books and records sufficient to demonstrate the number of Impressions delivered, and Amazon.com shall have the right to have such books and records examined by an independent third party acceptable to iVillage as are necessary to verify the number of Impressions reported to Amazon.com. Amazon.com is entitled to conduct such an audit only during normal business hours and no more frequently than once per calendar year. Amazon.com agrees to provide iVillage with at least one (1) week advance notice of any audit. If the audit reveals that the number of Impressions was misreported by more that ten percent (10%), iVillage will pay for all costs reasonably incurred by Amazon.com in connection with the audit.

         4.4 As used herein, the term "Impressions" shall mean a User's viewing of a web page or equivalent containing one or more promotional hypertext links to the Amazon.com Web Site of the nature specified in the applicable portion of
Section 3.

Section 5. Legal Compliance

         Both Parties shall operate their respective Web sites and services in compliance with all applicable laws and regulations and each will be solely responsible for obtaining all required governmental authorizations necessary for the full performance of its services as provided for under this Agreement.

Section 6. Maintenance

         Each Party shall monitor and periodically test the general availability and operation of its Web site.

Section 7. Compensation

         7.1 Upfront Fees

                  7.1.1 Amazon.com agrees to pay iVillage, upon the signing of this Agreement, an upfront, nonrefundable, non-recoupable setup fee in the amount of [*].

                  7.1.2 In the event that this Agreement is renewed, Amazon.com agrees to pay iVillage, within thirty (30) days after the commencement of the Renewal Term, an upfront, nonrefundable, non-recoupable renewal fee in the amount of [*].

         7.2 Referral Fees

                  7.2.1 In addition to the above fee, Amazon.com shall pay to iVillage, on a quarterly basis-and payable within thirty (30) days after the end of each quarter, referral fees based upon a percentage of the Sale Price of Qualifying Books actually purchased from Amazon.com (the "Referral Fees'). Amazon.com shall receive a credit for any Referral Fees paid on Qualifying Books which are later returned. The term "Sale Price" as used herein shall mean the sale price (i.e. the price listed under the "Our Price" heading) for such book listed in the Amazon.com catalog in effect at the time of order and does not include costs for shipping, handling, gift-wrapping, and taxes. The term "Qualifying Books" as used herein shall mean all in-print books listed in Amazon.com's catalogue at the time of order that are purchased by Users as a direct result of following a hypertext link from the Network to the Amazon.com Web Site. Notwithstanding anything herein to the contrary, sales of books listed in our catalog or in search results a.% "out of print" or "hard to find" are not eligible for any Referral Fees.

                  7.2.2 iVillage will earn referral fees according to the following fee schedule:

                           (a) [*]% of the Sales Price on sales of each Individually Linked Book (as defined below) that, on the date of order, is listed in the Amazon.com catalog at [*]%-[*]% off the publishers list price;

                           (b) [*]% of the Sales Price on sales of each Individually Linked Book that, on the date of order, is listed in the Amazon.com catalog at the publisher's list price (such as special order books);

                           (c)      [*]% of the Sales Price on sales of
                                    Individually Linked Book that, on the date of order, is listed in the Amazon.com catalog at more than [*]% off the publishers list price;

                           (d)      [*]% of the Sales Price on sales of
                                    Qualifying Books other than Individually
                                    Linked Books; and

                           (e) the Referral Fees for Individually Linked Books as set forth in Sections 7.2.2 (a),
                                    (b) and (c) shall be increased to [*]% of the fees specified therein for any Individually Linked Books shipped prior to June 30, 1998.

The term "Individually Linked Books" as used herein shall mean books which are specifically featured by title in a Promotional Placement or Opportunity on the Network (as described in Section 3 above) and purchased by Users as a direct result of following a link on the Network to the Amazori.com Web Site that specifically identifies the title of such book.

         7.3 Referral Fee Guarantee

                  7.3.1 Initial Term

                  Notwithstanding the foregoing Section 7.2, if during the course of the Initial Term of this Agreement iVillage earns less than [*] in Referral

         Fees (the "Target Referral Fee Amount"), Amazon.com shall include, in the final quarterly Referral Fee payment for Referral Fees earned during the Initial Term, that amount which causes iVillage's total Referral Fees for the Initial Term to equal not less than the Target Referral Fee Amount. Any amount earned by iVillage during the Initial Term in excess of the Target Referral Fee Amount shall be due and owing to iVillage in accordance with the above-mentioned quarterly payment schedule.

                  7.3.2 Renewal Term

                  Notwithstanding the foregoing Section 7.2, if during the course of the Renewal Term of this Agreement, iVillage earns less than [*] in Referral Fees (the "Renewal Target Referral Fee Amount"), Amazon.com shall include, in the final quarterly Referral Fee payment for Referral Fees earned during the Renewal Term, that amount which causes iVillage's total Referral Fee for the Renewal Term to equal not less than the Renewal Target Referral Fee Amount. Any amount earned by iVillage during the Renewal Term in excess of the Renewal Target Referral Fee Amount shall be due and owing to iVillage in accordance with the abovementioned quarterly payment schedule.

Section 8. Reports and Audit

         Amazon.com shall track sales from iVillage through a uniform resource locator and shall provide iVillage with monthly reports in a form satisfactory to iVillage. iVillage shall have the right to have examined by an independent certified public accounting fin-n acceptable to Amazon.com, such of Amazon.com's books and records as are necessary to verify the accuracy of payments made to iVillage pursuant to this Agreement. iVillage is entitled to conduct such an audit only during normal business hours and no more frequently than once per calendar year. iVillage agrees to provide Amazon.com with at least one week advance notice of any audit. The audit will be limited to revenue generated pursuant to this Agreement and the calculation of payments due to iVillage under this Agreement. If the audit reveals that Amazon.com has paid iVillage less than the sum to which iVillage is entitled, Amazon.com agrees to pay iVillage the additional sums due. If such sums exceed [*] of the total monies paid to iVillage under the Agreement, Amazon.com will pay for all costs reasonably incurred by iVillage in connection with the audit.

Section 9. Representations and Warranties; Limitation of liability

         9.1 Each party hereby represents and warrants that: (a) it is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation, (b) it has full power and authority to enter into this Agreement and to perform its obligations hereunder; (c) it has obtained all permits, licenses, and other governmental authorizations and approvals required for its performance under this Agreement; and (d) the services to be rendered by each party under this Agreement neither infringe nor violate any patent, copyright, trade secret, trademark, or other proprietary right of any third party.

         9.2 Amazon.com will remain solely responsible for the operation of the Amazon.com Site, and iVillage will remain solely responsible for the operation of the Network. Each Party (a) acknowledges that the Amazon.com Web Site and the Network may be subject to temporary shutdowns due to causes beyond the operating Party's reasonable control, and (b) subject to the specific terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective site or service. EACH PARTY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING (A) THE AMOUNT OF SALES THAT AMAZON.COM MAY GENERATE DURING THE TERM, AND (B) ANY ECONOMIC OR OTHER BENEFIT THAT THE OTHER PARTY MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.


         9.3 NEITHER AMAZON.COM NOR iVILLAGE WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST DATA) ARISING OUT OF THIS AGREEMENT. EACH PARTY'S ENTIRE LIABILITY ARISING FROM THIS AGREEMENT (EXCEPT FOR LIABILITIES ARISING UNDER SECTION 13 OR RESULTING FROM THE PARTY'S WILLFUL MISCONDUCT), WHETHER IN CONTRACT OR TORT, WILL NOT EXCEED THE AMOUNTS TO BE PAID BY AMAZOIN.COM UNDER SECTION 7.

Section 10. Fulfillment

         Amazon.com shall be solely responsible for (a) fulfilling all orders for its products and (b) calculating, collecting and paying all appropriate taxes associated with payment processing. Amazon.com's products offered through the Network will be supported by the same warranty and return policy for such products as offered through other Amazon.com channels.

         Section 11. Intellectual Property Rights

         11.1 Subject to the license granted to iVillage under Section 11.3, Amazon.com reserves all of its right, title and interest in its intellectual property rights (e.g., patents, copyrights, trade secrets, trademarks and other intellectual property rights). Subject to the license granted to Amazon.com under Section 1 1.2, iVillage reserves all of its right, title and interest in its intellectual property rights.

         11.2 Amazon.com hereby grants to iVillage, during the term of this Agreement and any extensions or renewals thereof, a non-exclusive, non-transferable, royalty-free license to establish hyperlinks between the Party's Web Sites and to use Amazon.com's trade names, logos, trademarks and service marks (the "Amazon.com Marks") on the Network as is reasonably necessary to establish and promote such hyperlinks and to otherwise perform its obligations under this Agreement; provided, however, that any promotional materials or usages containing any of the Amazon.com Marks will be subject to Amazon.com's prior written approval.

         11.3 iVillage hereby grants to Amazon.com, during the term of this Agreement and any extensions or renewals thereof, a non-exclusive, nontransferable, royalty-free license to establish hyperlinks between the Party's Web Sites and to use iVillage's trade names, logos, trademarks and service marks (the "iVillage Marks") as is reasonably necessary to establish and promote such hyperlinks and to otherwise perform its obligations under this Agreement;

provided, however, that any promotional materials or usages containing any of the iVillage Marks will be subject to iVillage's prior written approval.

         11.4 Neither Party will modify, alter or obfuscate the other Party's Marks or use the other Party's Marks in a manner that disparages the other Party or its products or services, or portrays the other Party or its products or services in a false, competitively adverse or poor light. Each Party will comply with the other Party's requests as to the form of use of the other Party's Marks and will avoid any action that diminishes the value of such Marks. Either Party's unauthorized use of the other's Marks is strictly prohibited. Upon termination of this Agreement and upon written request, the Party in receipt of the requesting Party's intellectual or proprietary property and/or information pursuant to this Agreement shall return such information to the requesting Party.

Section 12. Confidentiality

         Except as expressly set forth herein, iVillage and Amazon.com shall maintain in confidence the terms of this Agreement. It is expected that pursuant to discussions to date and to this Agreement, the Parties may disclose to one another certain information, as defined herein, which is considered by the disclosing Party to be proprietary or confidential information (the "Confidential Information"). Confidential Information is defined as any information, communication or data, in any form, including, but not limited to oral, written, graphic or electromagnetic forms, models or samples, which the disclosing party identifies as confidential or which or is of such a nature that the receiving party should reasonably understand that the disclosing party desires to protect such information, communication or data against unrestricted disclosure or use, including without limitation, business information, financial data and marketing data. All Confidential Information shall remain the sole property of the disclosing party and its confidentiality shall be maintained and protected by the receiving party with the same degree of care as the receiving party uses for its own confidential and proprietary information. The receiving party shall not use the Confidential Information of the other party except as necessary to fulfill its obligations under this Agreement, nor shall it disclose such Confidential Information to any third party without the prior written consent of the disclosing party. The restrictions on the use or disclosure of any Confidential Information shall not apply to any Confidential Information:
(i) after it has become generally available to the public without breach of this Agreement by the receiving party; (ii) is rightfully in the receiving party's possession prior to disclosure to it by the disclosing party; (iii) is independently developed by the receiving party; (iv) is rightfully received by the receiving party from a third party without a duty of confidentiality; or (v) is disclosed under operation of law.

Section 13. Indemnification

         13.1 Amazon.com will defend and indemnify iVillage and its affiliates (and their respective employees, directors and representatives) against any claim or action brought by a third party, to the extent relating to (a) the operation of the Amazon.com Web Site, (b) any breach of its obligations under this Agreement, or (c) the violation of third-party intellectual property rights by any editorial content or other materials provided by Amazon.com for display on the Network. Subject to iVillage's compliance with the procedures described in Section 13.3, Amazon.com will pay any award against iVillage or its affiliates (or their respective employees, directors or representatives) and any costs and attorneys' fees reasonably incurred by iVillage and its affiliates resulting from any such claim or action.

         13.2 iVillage will defend and indemnify Amazon.com and its affiliates (and their respective employees, directors and representatives) against any claim or action brought by a third party, to the extent relating to (a) the operation of the Network, (b) any breach of its obligations under this Agreement, or (c) the violation of third-party intellectual property rights by any materials provided by iVillage for display on the Amazon.com Web Site. Subject to Amazon.com's compliance with the procedures described in Section 13.3, iVillage will pay any award against Amazon.com or its affiliates (or their respective employees, directors or representatives) and any costs and attorneys' fees reasonably incurred by Amazon.com and its affiliates resulting from any such claim or action.


         13.3 " In connection with any claim or action described in this Section, the Party seeking indemnification (a) will give the indemnifying Party prompt written notice of the claim, (b) will cooperate with the indemnifying Party (at the indemnifying Party's expense) in connection with the defense and settlement of the claim, and (c) will permit the indemnifying Party to control the defense and settlement of the claim, provided that the indemnifying Party may not settle the claim without the indemnified Party's prior written consent (which will not be unreasonably withheld). Further, the indemnified Party (at its cost) may participate in the defense and settlement of the claim.

Section 14. Traffic Data

         On a quarterly basis, iVillage will use its best efforts to provide Amazon.com with mutually agreed data concerning search and browsing behavior on the Network, to the extent such behavior reasonably could relate to the online promotion or sale of books or other products that Amazon.com i-nay sell from time to time. Amazon.com shall treat such data as Confidential Information and will not use it iii except in accordance with reasonable guidelines to be agreed by the Parties. Notwithstanding anything contained in this Section, iVillage will not be required to deliver to Amazon.com any user data in violation of its then-existing policies regarding the protection of user information.

Section 15. Dispute Resolution

         15.1 In a] I discussions and activities relating to this Agreement, Amazon.com and iVillage will cooperate in good faith to accomplish the objectives specified in this Agreement. If any dispute arises relating to either Party's rights or obligations under this Agreement, and the Parties are unable to resolve the dispute in the ordinary course of business, Amazon.com and iVillage will use good-faith efforts to resolve the matter in accordance with this Section 15.

         15.2 Within five (5) business days following the written request of either Party (which will describe the nature of the dispute and other relevant information), the Parties' managers who are responsible for the Amazon.com/iVillage relationship will meet to resolve the dispute at a mutually convenient time and place. If the relationship managers are unable to resolve the dispute within two (2) business days following their initial meeting, they will refer the matter to the Parties' divisional executives who are responsible for the administration of this Agreement, along with a written statement (or statements) describing the nature of the dispute and other relevant information.


         15.3 Within five (5) business days following the referral of the matter to the Parties' divisional executives, the divisional executives will meet to resolve the dispute at a mutually convenient time and place. Additional representatives of the parties may be present at the meeting. If the divisional executives are unable to resolve the dispute within two (2) business days following their initial meeting, they will refer the matter to the Parties' Chief Executive Officers (or other appropriate corporate officer with the authority to settle disputes), along with a written statement (or statements) describing the nature of the dispute and other relevant information.

         15.4 Within five (5) business days following the referral of the matter to the Parties' CEOs, the CEOs will meet to resolve the dispute at a mutually convenient time and place. Additional representatives of the parties may be present at the meeting. If the CEOs are unable to resolve the dispute within two
(2) business days following their initial meeting (or such later date as they may agree), the Parties will be free to pursue whatever remedies may be available at law or in equity.

         15.5 All negotiations pursuant to this Section IS will be confidential and treated as compromise and settlement negotiations for purposes of applicable rules of evidence. Any resolution reached under this Section will be reduced to writing and signed by the Parties. During any dispute resolution procedure conducted under this Section, the Parties will diligently perform all obligations hereunder that are not directly related to the dispute.

Section 16. General Provisions

         16.1 The Parties are entering this Agreement as independent contractors, and this Agreement will not be construed to create a partnership, joint venture or employment relationship between them. Neither Party will represent itself to be an employee or agent of the other or enter into any agreement on the other's behalf of or in the other's name.

         16.2 Following the execution of this Agreement, Amazon.com and iVillage will prepare and distribute a joint press release (or coordinated press releases) announcing the transaction. The contents and timing of the release (or releases) will be mutually agreed by the Parties. Neither Party will issue any further press releases, make any other disclosures regarding this Agreement or its terms or use the other Party's trademarks, trade names or other proprietary marks without the other Party's prior written consent.

         16.3 In its performance of this Agreement, each Party will comply with all applicable laws, regulations, orders and other requirements, now or hereafter in effect, of governmental authorities having jurisdiction. Without limiting the generality of the foregoing, each Party will pay, collect and remit such taxes as may be imposed with respect to any compensation, royalties or transactions under this Agreement. Except as expressly provided herein, each Party will be responsible for all costs and expenses incurred by it in connection with the negotiation, execution and performance of this Agreement.

         16.4 Neither Amazon.com nor iVillage will be liable for, or will be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such Party's reasonable control and that such Party is unable to overcome through the exercise of commercially reasonable diligence. If any force majeure event occurs, the affected Party will give prompt written notice to the other Party and will use commercially reasonable efforts to minimize the impact of the event.

         16.5 Any notice or other communication under this Agreement given by any Party to any other Party will be in writing and will be deemed properly given when sent to the intended recipient by registered letter, receipted commercial courier, or electronically receipted facsimile transmission (acknowledged in like manner by the intended recipient) at its address and to the attention of the individual specified below its signature at the end of this Agreement. Any Party may from time to time change such address or individual by giving the other Party notice of such change in accordance with this Section 16.5.

         16.6 Neither Amazon.com nor iVillage may assign this Agreement, in whole or in part, without the other Party's prior written consent (which will not be withheld unreasonably), except to (a) any corporation resulting from any merger, consolidation or other reorganization involving the assigning Party, (b) any of its Affiliates, or (c) any individual or entity to which the assigning Party may transfer substantially all of its assets; provided that the assignee agrees in writing to be bound by all the terms and conditions of this Agreement. Subject to the foregoing, this Agreement will be binding on and enforceable by the Parties and their respective successors and permitted assigns.

         16.7 The failure of either party to enforce any provision of this Agreement will not constitute a waiver of the party's rights to subsequently enforce the provision. Any remedies specified in this Agreement are in addition to any other remedies that may be available at law or in equity.

         16.8 This Agreement (a) represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous or contemporaneous oral or written agreements regarding such subject matter, (b) may be amended or modified only by a written instrument signed by a duly authorized agent of each party, and (c) will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Washington, without reference to its choice of law rules. If any provision of this Agreement is held to be invalid, such invalidity will not effect the remaining provisions. The parties agree that the venue for any disputes hereunder shall be King County, Washington, if such dispute is brought by iVillage, and in New York City, Borough of Manhattan, New York, if such dispute is brought by Amazon.com..

         16.9 If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

         16.10 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.


         IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first above written.



Amazon.com, Inc.                                 iVillage, Inc.

By      [illegible]                              By    /s/ Steven Elkes
  ------------------------------                   ---------------------------
Its     SVP                                      Its   VP Finance/Legal
  ------------------------------                   ---------------------------
Date    3/28/98                                   Date 3/28/98
  ------------------------------                   ---------------------------

                                    EXHIBIT A

                                   Competitors

As used in this Agreement, "Competitors" includes (without limitation) the following entities:

alt.bookstore
Baker & Taylor
Barnes & Noble (including B. Dalton)
Bibliofind
BooksAmerica
BooksNow
Bookpages
Bookport
Bookserve
Booksamillion
BookSearch
BookSite
Booksmith
Book Stacks Unlimited
Book Web
Book Zone
Borders (including Walden Books)
CBooks
Computer Literacy Bookshop
Cody's Books
Crown Books
Ingram
Interloc
Internet Book Shop
Intertain Internet Bookstore
Online BookStore
Powell's Books
Simon and Schuster
Tower Books
Waterstone's
WordsWorth Books

                                    EXHIBIT B

                                    Keywords

As used in this Agreement, "Keywords" includes (without limitation) the following terms and phrases:

Book
Books
Bookstore
Bookstores
Bookseller
Booksellers
Amazon
Amazon.com
AMZN
Book Store
Book Stores

August 17, 1998


iVillage
Attention: Sara Halpern
170 5th Ave.
New York, NY 10010

Dear Sara,

Per our discussion, Amazon.com and iVillage agree that July 1st, 1998 shall be deemed the "Implementation Date" of the Amazon.com/iVillage contract signed and dated March 28, 1998. The contract will run for 12 months from the "Implementation Date" unless terminated earlier or extended as provided in the contract.

Please have this document signed and returned to us as soon as possible.

Thank you

Julia King

iVillage and Amazon.com agree that July 1st, 1998 shall be the "implementation date" of the contract signed and dated on March 28th, 1998.

/s/ Sujay Jhaveri                               /s/ Shawn E. Haynes
------------------------------                  ------------------------------
iVillage Representative                         Amazon.com Represenative
SUJAY JHAVERI
VP, Strategic Development & Sales Operations